Exhibit 20.2

MONTHLY SERVICER’S CERTIFICATE
FIRST USA BANK, NATIONAL ASSOCIATION
FIRST NBC CREDIT CARD MASTER TRUST SERIES 1997-1

FOR THE AUGUST 12, 2002 DETERMINATION DATE
FOR THE 60th MONTHLY PERIOD

The undersigned, a duly authorized representative of First USA Bank, National Association, (the “Bank”), pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce (“First NBC”)) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3. The undersigned is a Servicing Officer.

4. The date of this Certificate is August 12, 2002, which is a Determination Date under the Pooling and Servicing Agreement

5. The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was	$102,588,639.26

(a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of Finance Charge Receivables) was	$10,688,326.57

(b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal Receivables) was	$91,900,312.69

6. The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was	$807,086,843.93

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

None.

9. The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to	$93,149,043.18

10. The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is	$0.00

MONTHLY SERVICER’S CERTIFICATE	Series 1997-1
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
(a)	Trust Activity		Total Trust
	Beginning Aggregate Principal Receivables		785,578,759.63
	Beginning Excess Funding Account Balance		0.00
	Beginning Total Principal Balance		785,578,759.63
	Collections of Finance Charge Receivables		10,688,326.57
	Discount Percentage		0.00
	Discount Option Receivables Collections		0.00
	Net Recoveries		0.00
	Total Collections of Finance Charge Receivables		10,688,326.57
	Total Collections of Principal Receivables		91,900,312.69
	Net Default Amount		2,510,420.46
	Minimum Aggregate Principal Receivables Balance		700,000,000.00
	Ending Aggregate Principal Receivables		793,149,043.18
	Ending Excess Funding Account Balance		0.00
	Ending Total Principal Balance		793,149,043.18

(b)	Series Allocations (as of 7/31/02)		Series 1997-1	Series 1998-1	All Series
	Group Number		1	2
	Investor Interest		289,500,000.00	204,346,699.70	493,846,699.70
	Adjusted Investor Interest		55,950,000.00	204,346,699.70	260,296,699.70
	Principal Funding Account Balance		233,550,000.00	0.00	233,550,000.00
	Minimum Transferor Interest				55,520,433.02

(c)	Group I Allocations		Series 1997-1	Total Group I
	Investor Finance Charge Collections		2,311,247.77	2,311,247.77

	Investor Monthly Interest		1,459,962.81	1,459,962.81
	Investor Monthly Fees (Servicing Fee)		69,937.50	69,937.50
	Investor Default Amounts		261,722.13	261,722.13
	Investor Additional Amounts		519,625.33	519,625.33
	Total		2,311,247.77	2,311,247.77

	Reallocated Investor Finance Charge Collections		2,311,247.77	2,311,247.77
	Available Excess		0.00	0.00

12. Series 1997-1 Certificates

			Series 1997-1	All Other	Transferor’s
(a)	Investor/Transferor Allocations	Trust	Interest	Series	Interest
	Beginning Investor/Transferor Amounts	785,578,759.63	55,950,000.00	204,346,699.70	525,282,059.93
	Beginning Adjusted Investor Interest	785,578,759.63	55,950,000.00	204,346,699.70
	Floating Investor Percentage	100.000000%	10.425430%	32.041670%
	Fixed Investor Percentage	100.000000%	38.188410%	50.917880%
	Collections of Finance Chg. Receivables	10,688,326.57	2,311,247.77	3,424,718.39
	Collections of Principal Receivables	91,900,312.69	35,095,268.22	46,793,690.92
	Net Default Amount	2,510,420.46	261,722.13	804,380.62

	Ending Investor/Transferor Amounts	793,149,043.18	30,000,000.00	156,748,628.16	606,400,415.02

MONTHLY SERVICER’S CERTIFICATE	Series 1997-1
Page 3 (all amounts in dollars except percentages)
					Collateral
(b)		Monthly Period Funding Requirements	Class A	Class B	Interest	Total
		Principal Funding Account	25,950,000.00	0.00	0.00	25,950,000.00
		Principal Funding Investment Proceeds	296,691.38	0.00	0.00	296,691.38
		Withdrawal from Reserve Account	900,252.37	0.00	0.00	900,252.37
		Available Reserve Account Amount	1,089,675.88	0.00	0.00	1,089,675.88
		Required Reserve Account Amount	1,297,500.00	0.00	0.00	1,297,500.00

		Coupon	6.15000%	6.35000%	2.43875%	21.39140%
		Floating Investor Percentage	6.60659%	2.67319%	1.14565%	10.42543%
		Fixed Investor Percentage	33.03297%	2.67319%	2.48225%	38.18841%
		Investor Monthly Interest	1,329,937.50	111,125.00	18,900.31	1,459,962.81
		Overdue Monthly Interest	0.00	0.00	0.00	0.00
		Additional Interest	0.00	0.00	0.00	0.00
		Total Interest Due	1,329,937.50	111,125.00	18,900.31	1,459,962.81
		Investor Default Amounts	165,853.19	67,108.30	28,760.64	261,722.13
		Investor Monthly Fees	32,437.50	26,250.00	11,250.00	69,937.50
		Investor Additional Amounts	519,625.33	0.00	0.00	519,625.33
		Total Due	2,047,853.52	204,483.30	58,910.95	2,311,247.77

					Collateral
(c)		Certificates—Balances and Distributions	Class A	Class B	Interest	Total
		Beginning Investor Interest	25,950,000.00	21,000,000.00	9,000,000.00	55,950,000.00
		Monthly Principal—Prin. Funding Account	25,950,000.00	0.00	0.00	25,950,000.00
		Principal Payments	259,500,000.00	0.00	0.00	259,500,000.00
		Interest Payments	1,329,937.50	111,125.00	18,900.31	1,459,962.81
		Total Payments	286,779,937.50	111,125.00	18,900.31	286,909,962.81
		Ending Investor Interest	0.00	21,000,000.00	9,000,000.00	30,000,000.00

(d	)	Information regarding Payments in respect of the Class A Certificates (per $1,000 original certificate principal amount)
		1. Total Payment				1005.125000
		2. Amount of Payment in respect of Class A Monthly Interest				5.125000
		3. Amount of Payment in respect of Class A Overdue Monthly Interest				0.000000
		4. Amount of Payment in respect of Class A Additional Interest				0.000000
		5. Amount of Payment in respect of Class A Principal				1000.000000

(e	)	Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
		1. Total Amount of Class A Investor Charge-Offs				0.00
		2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount				0.00
		3. Total amount reimbursed in respect of Class A Investor Charge-Offs				0.00
		4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original principal amount				0.00
		5. The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all transactions on such Distribution Date				0.00

(f	)	Information regarding Payments in respect of the Class B Certificates (per $1,000 original certificate principal amount)
		1. Total Payment				5.291667
		2. Amount of Payment in respect of Class B Monthly Interest				5.291667
		3. Amount of Payment in respect of Class B Overdue Monthly Interest				0.000000
		4. Amount of Payment in respect of Class B Additional Interest				0.000000
		5. Amount of Payment in respect of Class B Principal				0.000000

MONTHLY SERVICER’S CERTIFICATE	Series 1997-1
Page 4 (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
1. Amount of reductions in Class B Investor Interest	0.00
2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount	0.00
3. Total amount reimbursed in respect of reductions of Class B Investor Interest	0.00
4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original certificate principal amount	0.00
5. The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds the Class B Investor Interest after giving effect to all transactions on such Distribution Date	0.00

(h) Information regarding the Distribution in respect of the Collateral Interest (per $1,000 original certificate principal amount)
1. Total distribution	0.969247
2. Amount of distribution in respect of Collateral Monthly Interest	0.969247
3. Amount of distribution in respect of Collateral Overdue Interest	0.000000
4. Amount of distribution in respect of Collateral Monthly Principal	0.000000

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
1. Amount of reductions in Collateral Interest	0.00
2. Total amount reimbursed in respect of reductions of Collateral Interest	0.00

(j) Application of Reallocated Investor Finance Charge Collections
1. Class A Available Funds	1,903,077.67

a. Class A Monthly Interest	1,329,937.50
b. Class A Overdue Monthly Interest	0.00
c. Class A Additional Interest	0.00
d. Class A Servicing Fee	32,437.50
e. Class A Investor Default Amount	165,853.19
f. Excess Spread	374,849.48

2. Class B Available Funds	285,719.28

a. Class B Monthly Interest	111,125.00
b. Class B Overdue Monthly Interest	0.00
c. Class B Additional Interest	0.00
d. Class B Servicing Fee	26,250.00
e. Excess Spread	148,344.28

3. Collateral Holder Available Funds	122,450.82

a. Excess Spread	122,450.82

4. Total Excess Spread	645,644.58

MONTHLY SERVICER’S CERTIFICATE	Series 1997-1
Page 5 (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
1. Beginning Excess Spread	645,644.58
2. Excess Finance Charge Collections	0.00
3. Applied to fund Class A Required Amount	0.00
4. Unreimbursed Class A Investor Charge-Offs	0.00
5. Applied to fund Class B Required Amount	67,108.30
6. Reductions of Class B Investor Interest treated as Available Principal Collections	0.00
7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest	18,900.31
8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee	11,250.00
9. Collateral Investor Default Amount treated as Available Principal Collections	28,760.64
10. Reductions of Collateral Interest treated as Available Principal Collections	0.00
11. Deposit to Reserve Account (if required)	519,625.33
12. Applied to other amounts owed to Collateral Interest Holder	0.00
13. Balance to constitute Excess Finance Charge Collections for other series	0.00

13. Trust Performance
(a) Delinquencies
1. 30-59 days	10,154,382.62
2. 60-89 days	5,444,363.56
3. 90 days and over	8,464,560.82
4. Total 30+ days delinquent	24,063,307.00

(b) Base Rate
a. Current Monthly Period	8.05166%
b. Prior Monthly Period	8.04411%
c. Second Prior Monthly Period	8.05676%

(c) Three Month Average Base Rate	8.05084%

(d) Portfolio Yield (gross portfolio yield less net defaults)
a. Current Monthly Period	8.49544%
b. Prior Monthly Period	8.94238%
c. Second Prior Monthly Period	9.54879%

(e) Three Month Average Portfolio Yield	8.99554%

(f) Excess Spread Percentage
a. Current Monthly Period	7.61356%
b. Prior Monthly Period	6.64070%
c. Second Prior Monthly Period	6.34654%

(g) Three Month Average Excess Spread Percentage	6.86693%

(h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)	13.05899%

(i) Portfolio Adjusted Yield	0.44378%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of August.

First USA Bank, National Association, as Servicer

By:	/s/ MICHAEL J. GRUBB

Name: Title:	Michael J. Grubb First Vice President